Manpower Inc.
                       Operating Unit Results
                           (in thousands)


                                3 Months Ended            Year Ended
                                 December 31              December 31
                              1999         1998        1999        1998
Revenues from services:
  United States (a)       $  591,016    $556,785     $2,250,483   $2,152,822
  France                  $1,008,574     986,884      3,775,105    3,639,483
  United Kingdom             326,666     299,191      1,170,270    1,088,218
  Other Europe               432,203     349,881      1,517,197    1,152,574
  Other Countries            302,038     234,812      1,057,043      781,175
                          ----------------------     -----------------------
                          $2,660,497  $2,427,553     $9,770,098   $8,814,272
                          ======================     =======================
Operating Unit Profit:
  United States           $   23,436  $   21,622     $   80,270   $   78,005
  France                      32,611      22,579        100,910       76,959
  United Kingdom              12,783      15,147         40,224       42,280
  Other Europe                21,396      17,307         63,210       49,197
  Other Countries              4,425       4,601         16,539       20,953
                          ----------------------     -----------------------
                              94,651      81,256        301,153      267,394
  Other corporate expenses   (11,044)    (11,160)       (42,502)     (44,891)
  Non-recurring expenses (b)       -           -        (28,000)           -
  Write-down of capitalized
   software (c)                    -     (92,100)             -      (92,100)
                          ----------------------     -----------------------
    Operating profit          83,607     (22,004)       230,651      130,403

  Interest and other
    expense (d)                7,828       4,975         24,821       16,633
                          ----------------------     -----------------------
     Earnings before taxes  $ 75,779  $  (26,979)    $  205,830   $  113,770
                          ======================     =======================

Footnotes:

(a) Total systemwide sales in the United States, which includes sales of Company-owned branches and franchises were $992,210 and $919,251 for the three months ended December 31, 1999 and 1998, respectively, and $3,758,690 and $3,577,192 for the year ended December 31, 1999 and 1998, respectively.

(b) Represents non-recurring items ($16.4 after tax) in the second quarter of 1999 related to employee severances, retirement costs and other associated realignment costs.

(c) The write-down of capitalized software relates to the abandonment of an information system that was being developed in the U.S.

(d) The components of interest and other expense (income) were:

        Interest expense      $4,622      $5,984         $17,315     $19,155
        Interest income       (2,299)     (2,182)         (8,028)     (8,379)
        Translation
          loss (gain)            933        (599)          1,918       2,425
        Loss on sale of
          accounts receivable  2,693         658           9,780         658
        Other                  1,879       1,114           3,836       2,774
                             --------------------        -------------------
                              $7,828      $4,975         $24,821     $16,633
                             ====================        ===================